As filed with the Securities and Exchange Commission on April 15, 2008

Registration No. 333-141908

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CITI TRENDS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	52-2150697
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

104 Coleman Boulevard
Savannah, Georgia 31408
(912) 236-1561

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Edward Anderson
Chief Executive Officer
Citi Trends, Inc.
104 Coleman Boulevard
Savannah, Georgia 31408
(912) 236-1561
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary C. Ivey, Esq.

Alston & Bird LLP

101 South Tryon Street

Charlotte, NC 28280-4000

(704) 444-1090

(704) 444-1111 (Fax)

Approximate date of commencement of proposed sale to the public: THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK THAT REMAIN UNSOLD HEREUNDER AS OF THE EFFECTIVE DATE HEREOF.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On April 5, 2007, Citi Trends, Inc. (the “Company”), filed a registration statement on Form S-3 (No. 333-141908) as amended by Amendment No. 1 on May 9, 2007, which registered 3,300,000 shares of its common stock for resale by the selling stockholders named therein from time to time.  Registration Statement No. 333-141908 was declared effective by the Commission on May 11, 2007.  The selling stockholders resold an aggregate of 2,455,250 shares under Registration Statement No. 333-141908.

On September 18, 2007, the Company filed a Registration Statement on Form S-3 (No. 333-146150), as amended by Amendment No. 1 on October 9, 2007, which, upon effectiveness, acted as Post-Effective Amendment No. 1 to Registration Statement No. 333-141908 pursuant to Rule 429 under the Securities Act of 1933, as amended, and effectively deregistered 718,083 shares of common stock from Registration Statement No. 333-141908 and registered such shares on Registration Statement 333-146150.  Registration Statement No. 333-146150 was declared effective October 9, 2007.

After Registration Statement 333-146150 became effective, 126,667 shares of common stock of the Company remained unsold under Registration Statement No. 333-141908.

In accordance with the undertaking contained in Registration Statement 333-141908, pursuant to Item 512(a)(3) of Regulation S-K, the Company hereby removes from registration a total of 126,667 shares that remain unsold under Registration Statement No. 333-141908.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on the 15th of April, 2008.

CITI TRENDS, INC.

By:	/s/ R. Edward Anderson
R. Edward Anderson
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Bruce D. Smith
Bruce D. Smith
Senior Vice President and Chief Financial
Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Edward Anderson	Chief Executive Officer & Director	April 15, 2008
R. Edward Anderson	(Principal Executive Officer)

/s/ Bruce D. Smith	Senior Vice President and	April 15, 2008
Bruce D. Smith	Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Director	April 15, 2008
Lawrence E. Hyatt

*	Director	April 15, 2008
John S. Lupo

*	Director	April 15, 2008
Patricia M. Luzier

*By:	/s/ R. Edward Anderson
R. Edward Anderson
(Attorney-in-fact for each
of the persons indicated)